Selway Capital Acquisition Corporation

74 Grand Avenue

2nd Floor

Englewood, NJ 07631

November 7, 2011

Selway Capital LLC

74 Grand Avenue

2nd Floor

Englewood, NJ 07631

Gentlemen:

This letter will confirm our agreement that commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) relating to the initial public offering of the securities of Selway Capital Acquisition Corporation (the “Company”) and continuing until the consummation by the Company of an acquisition transaction or the distribution of the trust account to the Company’s then public shareholders (as described in the Registration Statement), Selway Capital LLC (the “Firm”) shall make available to the Company certain general and administrative services, including the use of office space, utilities and secretarial support, as may be required by the Company from time to time, at 74 Grand Avenue, 2nd Floor, Englewood, NJ 07631 (or any successor location). In exchange therefor, the Company shall pay the Firm at the rate of $5,000 per month for up to a maximum of 6 months from the Effective Date. The Firm hereby agrees to continue to provide office space, administrative services and secretarial support without further payment until termination of this agreement if the Company has not completed an acquisition transaction and distributed or liquidated the trust account prior to the end of such 6 month period.

[Signature page follows]

Very truly yours,

SELWAY CAPITAL ACQUISITION CORPORATION

By:	/s/ Yaron Eitan
Name:	Yaron Eitan
Title:	Chief Executive Officer

Agreed to and Accepted as of the date first written above by:

SELWAY CAPITAL LLC

By:	/s/ Yaron Eitan
Name:	Yaron Eitan
Title:	Managing Partner

Services Agreement